Exhibit 5.1

December 3, 2025

Vine Hill Capital Investment Corp. II

500 E Broward Blvd, Suite 900

Fort Lauderdale, FL 33394

Re:	Vine Hill Capital Investment Corp. II Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to Vine Hill Capital Investment Corp. II, a Cayman Islands exempted company (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 of the Company, initially filed with the Commission on November 25, 2025 (as amended through the date hereof, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”) relating to the proposed underwritten public offering of up to 20,125,000 units (the “Units”) of the Company (which includes up to 2,625,000 Units that may be issued and sold pursuant to the exercise of an over-allotment option described in the Registration Statement), with each Unit consisting of:

(i) one Class A ordinary share, par value $0.0001 per share (each, a “Class A Ordinary Share,” and the Class A Ordinary Shares underlying the Units, the “Shares”); and

(ii) one-third of one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each whole Warrant entitling the holder to purchase one Class A Ordinary Share, to be issued under a Warrant Agreement (the “Warrant Agreement”) to be entered into by the Company and Continental Stock Transfer & Trust Company, as warrant agent (in such capacity, the “Warrant Agent”), pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) to be executed by and between the Company and Stifel Nicolaus & Company, Incorporated, as representative of the several underwriters named therein (collectively the “Underwriters”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined and relied upon the Registration Statement, the Prospectus, the form of Underwriting Agreement, the form of Warrant Agreement, the form of Unit Certificate, filed as Exhibit 4.1 to the Registration Statement (the “Unit Certificate”), and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. We have also examined and relied upon the accuracy of the opinion letter of Appleby (Cayman) Ltd., Cayman Islands counsel for the Company, dated the date hereof and filed as Exhibit 5.2 to the Registration Statement (the “Appleby Opinion”) and made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As used herein, “Transaction Documents” means the Underwriting Agreement, the Unit Certificate and the Warrant Agreement.

Vine Hill Capital Investment Corp. II

December 3, 2025

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all individuals executing documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto; (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Transaction Documents; (ix) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units and the Class A Ordinary Shares and the Warrants, in each case, included as part of the Units, (1) conflicts or will conflict with the Amended and Restated Memorandum and Articles of Association of the Company, (2) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make this assumption with respect to those agreements or instruments expressed to be governed under the laws of the State of New York which are listed in Part II of the Registration Statement), (3) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (4) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (4) with respect to the laws of the State of New York); (x) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units and the Class A Ordinary Shares and the Warrants, in each case, included as part of the Units, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; (xi) that all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; and (xii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded.

We have also assumed, in reliance on the Appleby Opinion, that (i) the Company is incorporated and validly existing under the laws of the Cayman Islands; (ii) the Company has all requisite power and authority to execute and deliver, and to perform its obligations under the certificates evidencing the Units and the Shares and the Warrants included therein; and (iii) the certificates evidencing the Units, the Shares, and the Warrants to which the Company is a party have been duly authorized, executed and delivered by the Company under the laws of the Cayman Islands. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Vine Hill Capital Investment Corp. II

December 3, 2025

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.  When (i) the Underwriting Agreement has been duly executed and delivered by the respective parties thereto and (ii) the Units have been duly issued by the Company and executed by Continental Stock Transfer & Trust Company, as transfer agent, as contemplated by the Registration Statement, the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by (A) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (B) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (C) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

2.  When (i) the Underwriting Agreement and the Warrant Agreement have been duly executed and delivered by the respective parties thereto and (ii) the Warrants have been duly executed by the Company and duly countersigned by the Warrant Agent in accordance with the terms of the Warrant Agreement and delivered to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by (A) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (B) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (C) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the laws of the State of New York as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the offering of the Units. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Vine Hill Capital Investment Corp. II

December 3, 2025

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP